CONTRACT B-1
                                  CONFIRMATION


Date:                      May 12, 1997

To:                        Interneuron Pharmaceuticals, Inc. ("Party B")

Attention:                 Thomas F. Farb

From:                      Swiss Bank Corporation, London Branch ("Party A")

Re:                        Equity Option Confirmation
                           Reference Number___________________
--------------------------------------------------------------------------------
The purpose of this communication is to confirm the terms and conditions of the transaction (the "Transaction") entered into between us on the Trade Date specified below. This Confirmation constitutes a "Confirmation" as referred to in the 1992 ISDA Master Agreement specified below.

The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc. (formerly known as the International Swap Dealers Association, Inc.) ("ISDA")) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of May 5, 1997, as amended and supplemented from time to time (the "Agreement"), between you and Swiss Bank Corporation. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the Transaction to which this Confirmation relates are as follows:

Trade Date                 :        May 9, 1997

Buyer                      :        Party A

Seller                     :        Party B

Option Style               :        European Option

Option Type                :        Call

Shares            :        Common Stock of Interneuron Pharmaceuticals, Inc.
                           (Symbol: IPIC)

Number of Options          :        1,000,000

Contract Multiplier        :        1.00

Strike Price               :        USD 40.30

Total Premium     :        Call options  written by  Party A on shares of  Party
                           B's Common Stock.

Premium
Payment Date      :        May 9, 1997

Expiration  Date  :        May 21,  1999,  or, if that  date is not an  Exchange
                           Business  Day, the  following day that is an Exchange
                           Business Day; provided, however, that if Party B elects to cash settle the Transaction as hereinafter provided, the Expiration Date shall be extended to the 35th Exchange Business Day after such date.

Currency









Business  Day    :         Any  day on  which  commercial  banks  are  open  for
                           business (including dealings in foreign exchange and foreign currency deposits) in the cities from which and in which a payment is to be made.

Exchange
Business Day     :         A day that is (or but for the  occurrence of a Market
                           Disruption Event, would have been) a trading day on the Exchange (other than a day on which trading on any such exchange is scheduled to close prior to its regular weekday closing time, first announced on the day of such closing).

Normal
Trading Day     :          An   Exchange   Business   Day  on  which  no  Market
                           Disruption Event has occurred or is continuing.

Market
Disruption Event  :        The occurrence or existence on any Exchange  Business
                           Day during the one-half hour period that ends at the close of business of any suspension of or limitation imposed on trading (by reason of movements in price exceeding levels permitted by the relevant exchange or otherwise), provided that any such event is material in the reasonable determination of the Calculation Agent, and agreed to by Party B, on: (i) the Exchange in the Shares; or (ii) the Pacific Stock
                           Exchange in options contracts on the Shares.

Exchange          :        Nasdaq National Market

Clearance System
Business Day      :        Any day on which the Clearance System is open for the
                           acceptance and execution of settlement instructions.

Clearance System  :        Depository  Trust  Company,  or any  successor  to or
                           transferee of such clearance system.

Calculation Agent :        Party A, whose  calculations  shall be binding absent
                           manifest error.

Procedure for Exercise
----------------------

Exercise Date     :        The Expiration Date.

Expiration Time   :        5:00 p.m. local time in New York City

                           Automatic Exercise : The Transaction will be deemed to be automatically exercised if it is In-the-Money on the Expiration Date, unless (i) the Buyer has notified the Seller (by telephone or in writing) prior to 5:00 p.m. local time in New York City on the Expiration Date that it does not wish to exercise the Transaction (or wishes to delay the Expiration Date, as set forth below); or (ii) the Closing Value cannot be determined on the Expiration Date. If the
                           Transaction is to be cash settled or net share settled, "In-the-Money" means that the Cash Settlement Amount is greater than zero. If the Transaction is to be physically settled, "In-the-Money" means that the Closing Value is greater than the Strike Price. "Closing Value" means the closing price of the Shares, as reported on the Exchange, on the Expiration Date.

Seller's telephone
or facsimile number

                                       2






for purposes of
giving notice         :        Telephone:       (617) 861-8444 ext. 607
                                    Fax:             (617) 674-2448
                                    Attention:       Thomas F. Farb



Settlement Terms
----------------

Settlement            :    The Transaction will be physically settled; provided,
                           however, that Party B may elect to cash settle or net
                           share  settle  the  Transaction  by giving  notice to
                           Party A no  later  than  30  Exchange  Business  Days
                           before  the  Expiration  Date.   Notwithstanding  the
                           foregoing,  if on or  prior  to  the  fifth  Exchange
                           Business  Day  prior  to  the  Expiration  Date,  the
                           registration  statement referred to in Section 4.1 of
                           the  Agreement  Regarding   Registration  Rights  and
                           Related  Obligations (the  "Registration  Agreement")
                           attached   hereto  as   Exhibit  B  has  not   become
                           effective, the Transaction will be cash settled and the parties shall have no further obligations under the Registration Agreement.

Physical Settlement   :    If the Transaction is to be physically settled:

                           (a) at such time as Party B requests but in no event later than 20 Exchange Business Days before the Expiration Date, Party A and Party B will enter into the Registration Agreement attached hereto as Exhibit I; and

                           (b) on the Settlement Date, the Seller shall deliver to the Buyer the number of Shares equal to the Contract Multiplier multiplied by the number of Options exercised against payment by the Buyer to the Seller of an amount equal to the product of (A) the Strike Price multiplied by (B) the Contract Multiplier multiplied by (C) the number of Options exercised. Such payment and such delivery will be made through the Clearance System at the accounts specified below, on a delivery versus payment basis.

Cash Settlement   :        If the Transaction is to be cash settled:

           (a)      within  one  Currency  Business  Day  after  written  notice by Party A, Party B will pay to Party A the Prepayment Amount. The "Prepayment Amount" shall be an amount calculated by the Calculation Agent equal to (i) the Contract Multiplier multiplied by (ii) the number of Options to be exercised multiplied by (iii) the result of subtracting the Strike Price from the closing price of the Shares, as reported on the Exchange, on the date of such notice by Party A.

           (b)      on the Settlement Date, the following payment shall be made:

                                 (i) if a Prepayment Amount has been paid by Party B, then (A) if the Final Payment Amount is a positive number, Party B shall pay to Party A an amount equal to the Final Payment Amount and (B) if the Final Payment Amount is a negative number, Party A shall pay to Party B an amount equal to the absolute value of the Final Payment Amount. The "Final Payment Amount" shall be an amount, which may be less than zero, calculated by the Calculation Agent equal to (A) the Cash Settlement Amount minus
                                 (B)  the   Prepayment   Amount  minus


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                                 (C) the Interest  Amount.  The "Cash Settlement
                                 Amount"  shall be the  greater  of (A) zero and
                                 (B) an amount calculated by the Calculation Agent equal to (1) the Contract Multiplier
                                 multiplied   by  (2)  the   number  of  Options
                                 exercised multiplied by (3) the result of subtracting the Strike Price from the Reference Price. The "Interest Amount" shall be an amount calculated by the Calculation Agent equal to the aggregate sum of the amounts of interest calculated for each day in the period from (and including) the date the Prepayment Amount is received by Party A to (but excluding) the Settlement Date, determined as follows: (A) the
                                 Prepayment   Amount   multiplied   by  (B)  the
                                 overnight  Federal  Funds  Rate for such day as
                                 reported   in   Federal   Reserve   Publication
                                 H.15-519 divided by (C) 360.

                                 (ii) if a Prepayment Amount has not been paid by Party B, Party B shall pay to Party A the Cash Settlement Amount, if any.

Reference Price   :        (a)  If  the  Valuation  Period  contains  35  Normal
                           Trading Days, the Reference Price shall be the arithmetic average of the Share Prices on those 35
                           Normal Trading Days.

         (b) If the  Valuation  Period does not contain 35 Normal  Trading Days,
                           Party A and Party B, shall jointly determine the Share Price for the Valuation Date and as many Exchange Business Days immediately preceding the Valuation Date as shall be necessary, when such Share Prices are taken together with the Share Prices on all Normal Trading Days occurring within the Valuation Period, to provide 35 Share Prices, and in such case the Reference Price shall be the arithmetic average of those 35 Share Prices.

Share Price      :         The volume  weighted  average  price of the Shares as
                           reported on  Bloomberg  for the period from 9:30 a.m.
                           to 4:30 p.m. local time in New York City on the given day.

Valuation Period :         The  period  from and  including  the  34th  Exchange
                           Business Day  immediately  preceding  the  Expiration
                           Date  (the  "Initial  Date")  to  and  including  the
                           Expiration  Date,   provided  that  if  any  Exchange
                           Business   Day  in  the   Valuation   Period   as  so
                           determined, shall not be a Normal Trading Day, the Valuation Period shall be extended so that the Valuation Period includes 35 Normal Trading Days, but in no event shall the last day of the Valuation
                           Period be later than the 35th Exchange Business Day after the Expiration Date, and in no event shall the Valuation Period include any day before the Initial
                           Date.

Valuation Date    :   The last day of the Valuation Period.

Net Share
Settlement        :        If a Transaction is to be net share settled,

                           (a) no later than 20 Exchange Business Days before the Expiration Date, Party A and Party B will enter into the Registration Agreement attached hereto as
                           Exhibit I; and

                (b) on the Settlement Date, Party B shall deliver to Party A the number of whole Shares (the "Settlement Shares") equal to (i) the Cash Settlement Amount divided by
                           (ii) the Closing Value, plus cash in lieu of any fractional Shares. If within


                                       4






                           ten Exchange Business Days after the Settlement Date, Party A resells all or any portion of the Settlement Shares and the net proceeds received by the Party A upon resale of such Shares exceed the Cash Settlement Amount (or if less than all of the Settlement Shares are resold, the applicable pro rata portion of the Cash Settlement Amount), Party A shall promptly refund in cash such difference to Party B. In the event that such net proceeds are less than the Cash Settlement Amount (or if less than all of the Settlement Shares are resold, the applicable pro rata portion of the Cash Settlement Amount), Party B shall pay in cash or additional Shares such difference (the "Make-whole Amount") to Party A promptly after receipt of notice thereof. In the event that Party B elects to pay the Make-whole Amount in additional Shares, Party B shall deliver to Party A the number of whole Shares (the "Make-whole Shares") equal to
                           (i) the Make-whole Amount divided by (ii) the closing price of the Shares as reported on the Exchange on the Exchange Business Day prior to delivery of such Shares. If within ten Exchange Business Days after the delivery of the Make-whole Shares to Party A, Party A resells all or any portion of such Shares and the net proceeds received by Party A exceed or are less than the Make-whole Amount (or if less than all of the Make-whole Shares are resold, the applicable pro rata portion of the Make-whole Amount), the provisions set forth above with respect to payment of the Settlement Payment in Shares, including Make-whole requirements, shall apply.

Settlement Date     :      If  the  Transaction  is  to  be  cash  settled,  the
                           Settlement Date shall be three Currency Business Days
                           after the Valuation Date. If the Transaction is to be
                           physically   settled  or  net  share   settled,   the
                           Settlement  Date  shall  be  three  Clearance  System
                           Business Days after the Exercise Date.

Change in Expiration Date
-------------------------

Delay or Acceleration
of Expiration Date  :      At any time  prior to the day  that  otherwise  would
                           have been the Initial Date,  Party B may notify Party
                           A that it  would  like to  delay  or  accelerate  the
                           Expiration  Date,  as  of a  date  (the  "Termination
                           Date") not less than ten Exchange Business Days after
                           the date such  notice,  and,  in the case of a delay,
                           not more  than 180 days  after the  Expiration  Date.
                           Promptly after receipt of such notice,  Party A shall
                           notify  Party  B of the  additional  amount,  if any,
                           required to be paid (the "Settlement  Amount") (i) in
                           the case of a delay of the  Expiration  Date,  by the
                           Buyer of the  Transaction to compensate the Seller of
                           the  Transaction  for such delay, or (ii) in the case
                           of an  acceleration  of the  Expiration  Date, by the
                           Seller of the  Transaction to compensate the Buyer of
                           the Transaction for such acceleration. The Settlement
                           Amount  shall  be  reasonably  determined  by Party A
                           based upon  Party A's then  current  methodology  for
                           pricing options.  Within five Exchange  Business Days
                           after receipt of notice of the Settlement Amount from
                           Party A,  Party B shall  notify  Party A  whether  it
                           agrees  to the  Settlement  Amount  (the date of such
                           notice,  the "Agreement  Date"). If Party B agrees to
                           the Settlement  Amount (i) the Termination Date shall
                           be deemed to be the Expiration  Date for all purposes
                           of this Confirmation; and (ii) the Settlement Amount,
                           which   shall  be  in  addition  to  any  payment  or
                           delivery, if any, otherwise required to be made under the terms of the Transaction, shall be paid by the appropriate party on the third Currency Business Day after the Agreement Date. If Party B does not agree to the Settlement Amount, the Expiration Date shall not be delayed or accelerated, as the case may


                                       5





                           be.

Adjustment Events
-----------------

Adjustments        :       During the life of the Transaction, if any adjustment
                           is made by The Options  Clearing  Corporation  or its
                           successors   ("OCC")  in  the  terms  of  outstanding
                           OCC-issued  options  ("OCC  Options")  on the  Shares
                           which  are  the  subject  of  the  Transactions,   an
                           equivalent  adjustment  shall be made in the terms of
                           the Transaction.  Except as provided in the following
                           paragraph   and   in   the   "Additional   Adjustment
                           Provisions" below, no adjustment shall be made in the terms of the Transaction for any event that does not result in an adjustment to the terms of outstanding
                           OCC Options on the Shares. Without limiting the generality of the foregoing, NO ADJUSTMENT SHALL BE
                           MADE IN THE TERMS OF THE  TRANSACTIONS  FOR  ORDINARY
                           CASH  DIVIDENDS  ON THE SHARES  EXCEPT AS PROVIDED IN
                           THE "ADDITIONAL ADJUSTMENT PROVISIONS" BELOW.

                           If at any time during the life of the Transaction there shall be no outstanding OCC Options on the Shares, and an event shall occur for which an adjustment might otherwise be made under the By-Laws, Rules, and stated policies of the OCC applicable to the adjustment of OCC Options (the "OCC Adjustment Rules"), the parties shall use their best efforts, applying the principles set forth in the OCC Adjustment Rules, to jointly determine whether to adjust the terms of the Transaction and the nature of any such adjustment.

Additional
Adjustments        :       Notwithstanding the foregoing, if upon the occurrence
                           of  the  following  events  during  the  life  of the
                           Transaction  no  adjustment is required to be made to
                           the terms of the  Transaction in accordance  with the
                           foregoing  provisions  or if an  adjustment  has been
                           made  but  such  adjustment  is,  in  the  reasonable
                           determination   of   the   Calculation    Agent,   in
                           consultation with Party B, insufficient to preserve the economic benefit of the Transaction for the parties, the following additional adjustments shall be made to the terms of the Transaction:

                           (a) If (i) an ordinary cash dividend is declared or paid on the Shares or (ii) a special cash dividend is declared or paid on the Shares and in either case the Ex-Dividend Date with respect to such dividend occurs during the period from, and including, the Effective Date to, but excluding, the Expiration Date (each, a "Dividend Event"), the Strike Price and the Contract Multiplier shall each be adjusted for each Dividend Event in accordance with the following formulas:

                                               SP0 (CP0 - DA)
                                   SP1    =  ------------------
                                                    CP0

                                                 SP0
                                   CM1    =  ------------
                                                 SP1

                                   Where:

                           (i)     SP1 = Strike Price after the Dividend Event

                           (ii)    CM1 = Contract Multiplier after the Dividend
                                         Event


                                        6






                           (iii)   SP0 = Strike Price on the  Exchange  Business
                                         Day    immediately     preceding    the
                                         Ex-Dividend  Date with  respect  to the
                                         Dividend Event

                           (iv)    CP0 = The  closing  price of the  Shares,  as
                                         reported  on  the   Exchange,   on  the
                                         Exchange   Business   Day   immediately
                                         preceding  the  Ex-Dividend  Date  with
                                         respect to the Dividend Event

                           (vi)    DA =  The   amount  of  the   ordinary   cash
                                         dividend or the special cash  dividend,
                                         as the case may be

                           (b) If there occurs a tender offer, by the issuer of the Shares (the "Issuer") or a third party, for the Shares, and the date of the expiration of such offer (the "Termination Date") occurs during the period from, and including, the Effective Date to, but excluding, the Expiration Date (an "Adjustment Event"), the Strike Price and the Contract Multiplier shall each be adjusted for each Adjustment Event in accordance with the following formulas:

                                                    (CP0  x N0)  - C
                                                  --------------------
                                  SP1  =  SP0  x  [ CP0 x (N0  - N1) ]

                                           SP0
                                  CM1  =  -----
                                           SP1

                                  Where:

                           (i)    SP1 = Strike Price after the Adjustment Event

                           (ii)   CM1 = Contract Multiplier after the Adjustment
                                        Event

                           (iii)  SP0 = Strike Price on the  Completion Date (as
                                        hereinafter defined)

                           (iv)   CP0 = The  closing  price  of the  Shares,  as
                                        reported   on  the   Exchange,   on  the
                                        Completion Date

                           (v)     N0 = Total  number of shares of common  stock
                                        of  the   Issuer   outstanding   on  the
                                        Completion Date

                           (vi)    C  = Price paid by the  offeror  per share of
                                        common stock of the Issuer multiplied by the total number of shares purchased by the offeror pursuant to the Adjustment Event

                           (vii)   N1 = Total  number of shares of common  stock
                                        of the Issuer purchased by the offeror pursuant to the Adjustment Event

                           (viii) "Completion Date" means the Termination Date; provided, however, that if the period following the Termination Date within which delivery of tendered shares may be guaranteed is less than the customary settlement period for a sale of the Shares executed through the Clearance System, the Completion Date shall be the date which precedes the Termination Date by the number of Exchange Business Days equal to such difference


                                       7




Miscellaneous
-------------

Transfer           :       Neither party may transfer the Transaction,  in whole
                           or in part, without the prior written consent of the non-transferring party.

Account Details
---------------

Payments and deliveries to Party A:     Previously provided

Payments and deliveries to Party B:     Previously provided


                                       8






Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms.

Yours sincerely,

SWISS BANK CORPORATION, LONDON BRANCH


By: /s/ Stewart Macbeth                  By: /s/ Karen Hayes
   ----------------------------             ------------------------
Name: Stewart Macbeth                    Name: Karen Hayes
Title: Director Fx & Derivatives         Title: Associate Director
                                                SCBW London


Confirmed as of the 12th day
of May, 1997

INTERNEURON PHARMACEUTICALS, INC.



By:  /s/ Thomas F. Farb
Name: Thomas F. Farb
Title: Executive Vice President - Finance



                                       9





                          Appendix to Exhibit 10.90(b)*


The Registrant and Swiss Bank Corporation, London Branch entered into two confirmations, relating to an aggregate of 2,000,000 options each relating to 1,000,000 options and substantially identical to the form of confirmation filed as Exhibit 10.90(b), except that the Expiration Dates are May 21, 1999 for contract B-1 and May 24, 1999 for contract B-2.


* Pursuant to section 2 to Item 601 of regulation S-K.